EXHIBIT 1

JOINT FILING AGREEMENT AMONG: PHILIP V. OPPENHEIMER, JOHN W. SPENCE III, AND OPPENHEIMER-SPENCE FINANCIAL SERVICES PARTNERSHIP, L.P.


Whereas, in accordance with Rule 13d 1(f) under the Securities and Exchange Act of 1934 (the "Act"), only one joint Statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

Philip V. Oppenheimer, John W. Spence, and Oppenheimer-Spence Financial Services Partnership L.P. do hereby agree, in accordance with Rule 13d-1(f) under the Act, to file a statement on Schedule 13D relating to their ownership of the Common Stock of Sterling West Bancorp and do hereby further agree that said statement shall be filed on behalf of each of them.

Dated March 1, 1996

                                                  /s/ Philip V. Oppenheimer
                                             By: __________________________
                                                  Philip V. Oppenheimer


                                                   /s/ John W. Spence III
                                             By:  _________________________
                                                  John W. Spence III

For the Oppenheimer-Spence Financial Services Partnership, L.P.:



 /s/ Philip V. Oppenheimer                         /s/ John W. Spence
 __________________________                       _______________________
  Philip V. Oppenheimer                               John W. Spence
    General Partner                                    General Partner